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                                                           EXHIBIT 10.95a




                          WAIVER AND CONSENT AGREEMENT

         This Waiver and Consent Agreement is entered into this 8th day of May 1998 by and among Intercardia, Inc., a Delaware corporation ("Intercardia"), Transcell Technologies, Inc., a Delaware corporation ("Transcell") and Interneuron Pharmaceuticals, Inc., a Delaware corporation ("Interneuron").

         WHEREAS, Intercardia, Transcell and Interneuron entered into that certain Agreement and Plan of Merger (the "Merger Agreement") dated March 2, 1998; and

         WHEREAS, Intercardia, Transcell and Interneuron desire to enter into this Agreement in order to reflect certain consents, waivers and agreements prior to the Closing;

         NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein and other consideration, the value and sufficiency of which is hereby agreed and acknowledged by each party, the parties agree as follows:

         Section 7.14 of the Merger Agreement is hereby amended to read in its entirety as follows:

                  "7.14 SEC Filings and Transaction Costs. Intercardia, Interneuron and Transcell shall cooperate to assist Intercardia in preparing and filing an Intercardia registration statement (including the Statement) with the SEC. Each party shall pay its own legal, accounting, valuation and other costs associated with this transaction, but any transaction costs incurred by Transcell which are not paid prior to Closing will be paid by or reimbursed by Interneuron. Interneuron shall fund all of Transcell's operating costs through Closing, provided however, without Interneuron's approval, Interneuron's cumulative average monthly net funding requirements from October 1, 1997 until Closing shall not exceed $700,000 per month plus any payments made for costs incurred in connection with this Merger. Any excess (the "Excess Accounts Payable") in Transcell's open accounts payable over $463,497.01 (the "Capital Lease Amount") that has not been paid within thirty days of the invoice date, calculated in accordance with GAAP will serve to reduce the amount of book cash balance to be wired to Interneuron at or prior to Closing. Any and all payments due on all other Transcell liabilities shall be paid when due and shall be current as of Closing. Interneuron shall reimburse Intercardia for any actual amounts which, as of





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                  Closing, exceed these accounts payable and liability
                  provisions, and Intercardia shall reimburse Interneuron for the amount, if any, by which the Capital Lease Amount exceeds the actual amount of Transcell open accounts payable as of Closing that have not been paid within thirty days of the invoice date."

                  Subject to the terms and conditions hereof, Intercardia hereby waives the conditions to its obligations to effect the Merger set forth in Sections 8.2(b) and (h) with respect to the obligation of Transcell to perform its obligation under the fourth sentence of Section 7.14 of the Merger Agreement, to the extent set forth in Section 1 hereof.

                  In consideration of the consents, waivers and agreements contained herein, Transcell and Interneuron agree that Transcell shall not, prior to the Closing, obtain additional financing on fixed assets in the amount of the Capital Lease Amount, which the parties previously contemplated that Transcell would obtain.

                  The parties acknowledge that Transcell has wire transferred its book cash balance as of the close of business of May 7, 1998 less the Excess Accounts Payable (approximately $13,000) to Interneuron.

                  Each of Intercardia and Interneuron agrees to cooperate to make payments to the other to adjust any amounts or obligations hereunder to actual amounts as soon as practicable but in no event later than 60 days after the date hereof, unless otherwise agreed in writing by Interneuron and Intercardia. Furthermore, the parties agree to cooperate with one another to effect the purposes of this Agreement, including with respect to the matters set forth on a schedule relating to the subject matter of this Agreement previously prepared by the parties.

                  All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.




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         IN WITNESS WHEREOF, the undersigned have executed this Waiver and
Consent Agreement as of the date first set forth above.


                                           INTERCARDIA, INC.



                                           /s/ Clayton I. Duncan
                                           ---------------------------
                                               Clayton I. Duncan
                                               President and
                                               Chief Executive Officer

                                           TRANSCELL TECHNOLOGIES, Inc.



                                           /s/ Glenn L. Cooper
                                           ---------------------------
                                               Glenn L. Cooper
                                               President and
                                               Chief Executive Officer

                                           INTERNEURON PHARMACEUTICALS, INC.



                                           /s/ Thomas Farb
                                           ---------------------------
                                               Thomas Farb
                                               Executive Vice President and
                                               Chief Executive Officer